                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) ____

                               ------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                  (I.R.S. EMPLOYER
                                                  IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                      60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
             ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               ------------------

                         CONSOLIDATED FREIGHTWAYS, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                     94-1444798
   (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)


     3240 HILLVIEW AVENUE
     PALO ALTO, CALIFORNIA                             94304
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                        SUBORDINATED DEBT SECURITIES
                          (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (A)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on
     the   23rd day of June, 1995.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE,

                    /S/ R. D. MANELLA
               BY
                    R.D. MANELLA
                    VICE PRESIDENT

* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                             June 23, 1995



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Consolidated Freightways, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO


                                        /S/ R. D. MANELLA
                                   BY:
                                        R.D. MANELLA
                                        VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago           Call Date:
Address:              One First National Plaza, Suite 0460         3/31/95
City, State  Zip:     Chicago, IL  60670-0460                      ST-BK:
FDIC Certificate No.: 0/3/6/1/8                                    17-1630
                                                                   FFIEC 031
                                                                   Page RC-1

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                      DOLLAR AMOUNTS IN                    C400         LESS THAN -
                                                                         THOUSANDS              RCFD     BIL MIL THOU  -------------
                                                                      -----------------         ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) . . . . .                          0081      2,948,128          1.a.
    b. Interest-bearing balances(2)  . . . . . . . . . . . . . . . . .                          0071      8,482,108          1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) . . .                          1754        167,911          2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)............                 1773        540,011          2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold  . . . . . . . . . . . . . . . . . . . . . .                          0276      2,508,883          3.a.
    b. Securities purchased under agreements to resell . . . . . . . .                          0277      1,422,695          3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 2122 16,238,310                                  4.a.
    b. LESS: Allowance for loan and lease losses . . . . . . . . . . . RCFD 3123    358,207                                  4.b.
    c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . . RCFD 3128       0                                     4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)  . . . . . . . . . . . . .                          2125     15,880,103          4.d.
5.  Assets held in trading accounts  . . . . . . . . . . . . . . . . .                          3545     13,257,798          5.
6.  Premises and fixed assets (including capitalized leases) . . . . .                          2145        516,827          6.
7.  Other real estate owned (from Schedule RC-M) . . . . . . . . . . .                          2150         13,166          7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)   . . . . . . . . . . . . . . . . .                          2130         10,363          8.
9.  Customers' liability to this bank on acceptances outstanding . . .                          2155        463,961          9.
10. Intangible assets (from Schedule RC-M). . . . . . . . . . . . . .                           2143        119,715          10.
11. Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . .                           2160      1,346,941          11.
12. Total assets (sum of items 1 through 11). . . . . . . . . . . . .                           2170     47,678,610          12.

- ---------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Address:                   One First National Plaza, Suite 0460     Page RC-2
City, State  Zip:          Chicago, IL  60670-0460
FDIC Certificate No.:      0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                    DOLLAR AMOUNTS IN
                                                                         Thousands                     BIL MIL THOU
                                                                    -----------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)                                                         RCON 2200    14,675,401    13.a.
       (1) Noninterest-bearing(1) . . . . . . . . . . . . . . . .  RCON 6631  5,498,690                               13.a.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . . . . . .  RCON 6636  9,176,711                               13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)                                                  RCFN 2200    11,809,645    13.b.
       (1) Noninterest bearing  . . . . . . . . . . . . . . . . .  RCFN 6631    304,669                               13.b.(1)
       (2) Interest-bearing     . . . . . . . . . . . . . . . . .  RCFN 6636 11,504,976                               13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased  . . . . . . . . . . . . . . . . .                          RCFD 0278     2,072,830    14.a.
    b. Securities sold under agreements to repurchase . . . . . .                          RCFD 0279     1,484,164    14.b.
15. a. Demand notes issued to the U.S. Treasury . . . . . . . . .                          RCON 2840       103,138    15.a.
    b. Trading Liabilities. . . . . . . . . . . . . . . . . . . .                          RCFD 3548     9,101,186    15.b.
16. Other borrowed money:
    a. With original maturity of one year or less . . . . . . . .                          RCFD 2332     2,307,860    16.a.
    b. With original maturity of more than one year . . . . . . .                          RCFD 2333       506,476    16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases  . . . . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 2910       278,108    17.
18. Bank's liability on acceptance executed and outstanding . . .                          RCFD 2920       463,961    18.
19. Subordinated notes and debentures . . . . . . . . . . . . . .                          RCFD 3200     1,225,000    19.
20. Other liabilities (from Schedule RC-G)  . . . . . . . . . . .                          RCFD 2930       699,375    20.
21. Total liabilities (sum of items 13 through 20)  . . . . . . .                          RCFD 2948    44,727,144    21.
22. Limited-Life preferred stock and related surplus  . . . . . .                          RCFD 3282             0    22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus . . . . . . . .                          RCFD 3838             0    23.
24. Common stock  . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 3230       200,858    24.
25. Surplus (exclude all surplus related to preferred stock)  . .                          RCFD 3839     2,304,657    25.
26. a. Undivided profits and capital reserves . . . . . . . . . .                          RCFD 3632       447,916    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities . . . . . . . . . . . . . . . . . . . . . . . .                          RCFD 8434      [ 2,165)    26.b.
27. Cumulative foreign currency translation adjustments . . . . .                          RCFD 3284           200    27.
28. Total equity capital (sum of items 23 through 27) . . . . . .                          RCFD 3210     2,951,466    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) . . . . . . . . . . . .                          RCFD 3300    47,678,610    29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the  most
     comprehensive level of auditing work performed for the bank by independent external                    Number

     auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 6724  N/A     M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
          (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors

7 =       Other audit procedures (excluding tax preparation work)
8 =       No external audit work

- -------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.